As filed with the Securities and Exchange Commission on February 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ILEX ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2699185 (I.R.S. Employer Identification No.)

4545 Horizon Hill Boulevard San Antonio, Texas (Address of Principal Executive Offices)	78229 (Zip Code)

ILEX Oncology, Inc. 1995 Stock Option Plan
ILEX Oncology, Inc. 1996 Non-Employee Director Stock Option Plan
2000 Employee Stock Compensation Plan
(Full title of the plan)

Ronald G. Tefteller
Vice President and General Counsel
ILEX Oncology, Inc.
4545 Horizon Hill Boulevard
San Antonio, Texas 78229
(Name and address of agent for service)

(210) 949-8200
(Telephone number, including area code, of agent for service)

With Copies to:
Phillip M. Renfro
Derrek Weaver
Fulbright & Jaworski L.L.P.
300 Convent Street, Suite 2200
San Antonio, Texas 78205
(210) 224-5575

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to	maximum offering	aggregate offering	Amount of
to be registered	be registered	price per share(2)	price(2)	registration fee
Common Stock $.01 par value	1,961,922 shares(1)	$20.655	$40,523,499	$5,134

(1)	Represents an additional 1,250,000 shares of Common Stock issuable under the Registrant’s 2000 Employee Stock Compensation Plan, an additional 53,729 shares of Common Stock issuable under the ILEX Oncology, Inc. 1996 Non-Employee Director Stock Option Plan and an additional 658,193 shares of Common Stock issuable under the ILEX Oncology, Inc. 1995 Stock Option Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average of the high and the low sales price of a share of Common Stock on the Nasdaq National Market System on February 24, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

     A Registration Statement on Form S-8 (file No. 333-25537) was filed with the Securities and Exchange Commission (the “Commission”) on April 21, 1997 covering the registration of 171,271 shares initially authorized for issuance under the ILEX Oncology, Inc. 1996 Non-Employee Director Stock Option Plan (the “1996 Plan”) and 1,141,807 shares initially authorized for issuance under the ILEX Oncology, Inc. 1995 Stock Option Plan (the “1995 Plan”).

     A Registration Statement on Form S-8 (file No. 333-38302) was filed with the Commission on June 1, 2000 covering the registration of 3,000,000 shares initially authorized for issuance under the 2000 Employee Stock Compensation Plan (the “2000 Plan”).

     This Registration Statement on Form S-8 is filed by ILEX Oncology, Inc. (the “Company” or the “Registrant”), a Delaware corporation, pursuant to General Instruction E to Form S-8 to register an additional 1,961,962 shares of common stock, $.01 par value per share (“Common Stock”), of the Company, 53,729 of which additional shares are being registered for use under the 1996 Plan, as amended, 658,193 of which additional shares are being registered for use under the 1995 Plan, as amended, and 1,250,000 of which additional shares are being registered for use under the 2000 Plan, as amended.

     The Registrant hereby incorporates the following documents previously filed by the Registrant with the Commission by reference in this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 14, 2003;

•	The Company’s definitive proxy statement for the Company’s annual meeting filed on April 11, 2003;

•	The Company’s Quarterly Reports on Form 10-Q filed on May 13, 2003; August 14, 2003; and November 13, 2003;

•	The Company’s Current Reports on Form 8-K filed on April 14, 2003; April 29, 2003; July 21, 2003; August 4, 2003; August 14, 2003; October 22, 2003; and January 27, 2004; and

•	The description of the Company’s Common Stock included in the Company’s Registration Statement on Form 8-A, filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 1997.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.	Description of Securities Not Applicable.

Item 5.	Interests of Named Experts and Counsel. Not Applicable.

Item 6.	Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Laws empowers the Registrant to, and the Bylaws of the Registrant provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Registrant maintains directors’ and officers’ liability insurance that covers the directors and officers of the Registrant.

Item 7.	Exemption from Registration Claimed Not applicable.

Item 8.	Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Company filed May 31, 2000 (Incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed August 8, 2000)

4.2	Bylaws of the Company, as amended (Incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement No. 333-17769 on Form S-1 filed December 12, 1996, as amended)

4.3	Specimen of certificate representing Common Stock, $.01 par value, of the Company (Incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-17769 on Form S-1 filed December 12, 1996, as amended)

4.4	Rights Agreement dated April 10, 2001 by and between ILEX Oncology, Inc. and American Stock Transfer & Trust Co. which includes as Exhibit A the Form of Certificate of Designations of Series I Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Common Stock (Incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed April 11, 2001)

*4.5	The ILEX Oncology, Inc. 1995 Stock Option Plan, as amended through February 25, 2004

*4.6	The ILEX Oncology, Inc. 1996 Non-Employee Director Stock Option Plan, as amended through February 25, 2004

*4.7	The 2000 Employee Stock Compensation Plan, as amended through February 25, 2004

*5.1	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered

*23.1	Consent of Fulbright & Jaworski L.L.P. (included in exhibit 5.1)

*23.2	Consent of Ernst & Young LLP

*24.1	Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page hereof)

*	Filed herewith

Item 9.	Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 24, 2004.

ILEX ONCOLOGY, INC.
By:	/s/ Jeffrey H. Buchalter
Jeffrey H. Buchalter
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald G. Tefteller and Mark P. Mellin, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement filed pursuant to Rule 462(b) under the Securities Act together with all schedules and exhibits thereto; (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith; and (iii) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Joy A. Amundson Joy A. Amundson	Chairman of the Board	February 25, 2004
/s/ Jeffrey H. Buchalter Jeffrey H. Buchalter	President, Chief Executive Officer and Director (principal executive officer)	February 24, 2004
/s/ Mark P. Mellin Mark P. Mellin	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	February 25, 2004
/s/ Joseph S. Bailes, M.D. Joseph S. Bailes, M.D.	Director	February 24, 2004
/s/ Jason S. Fisherman, M.D. Jason S. Fisherman, M.D.	Director	February 25, 2004

SIGNATURE	TITLE	DATE
/s/ Richard L. Love Richard L. Love	Director	February 24, 2004
/s/ Victor P. Micati Victor P. Micati	Director	February 25, 2004
/s/ Daniel D. Von Hoff, M.D. Daniel D. Von Hoff, M.D.	Director	February 25, 2004
/s/ Mark E. Watson, Jr. Mark E. Watson, Jr.	Director	February 24, 2004
/s/ Gary V. Woods Gary V. Woods	Director	February 24, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Company filed May 31, 2000 (Incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed August 8, 2000)
4.2	Bylaws of the Company, as amended (Incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement No. 333-17769 on Form S-1 filed December 12, 1996, as amended)
4.3	Specimen of certificate representing Common Stock, $.01 par value, of the Company (Incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-17769 on Form S-1 filed December 12, 1996, as amended)
4.4	Rights Agreement dated April 10, 2001 by and between ILEX Oncology, Inc. and American Stock Transfer & Trust Co. which includes as Exhibit A the Form of Certificate of Designations of Series I Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Common Stock (Incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed April 11, 2001)
*4.5	The ILEX Oncology, Inc. 1995 Stock Option Plan, as amended through February 25, 2004
*4.6	The ILEX Oncology, Inc. 1996 Non-Employee Director Stock Option Plan, as amended through February 25, 2004
*4.7	The 2000 Employee Stock Compensation Plan, as amended through February 25, 2004
*5.1	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered
*23.1	Consent of Fulbright & Jaworski L.L.P. (included in exhibit 5.1)
*23.2	Consent of Ernst & Young LLP
*24.1	Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page hereof)

*	Filed herewith